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                                                                    EXHIBIT 11
                                 TIDEWATER INC.
                   EARNINGS PER SHARE COMPUTATION INFORMATION
                   YEARS ENDED MARCH 31, 1995, 1994 AND 1993
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                                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                    1995                 1994                  1993
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
Net earnings from continuing operations ..............................         $    42,628              36,130               27,809
Discontinued operations ..............................................                --                  --                  3,099
Extraordinary loss on early debt retirement ..........................                --               (11,970)                --
Cumulative effect of accounting change ...............................                --                  --                 (6,640)
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Net earnings .........................................................         $    42,628              24,160               24,268
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Issued shares: 53,237,839

Weighted average common shares outstanding ...........................          53,133,295          52,946,031           52,653,905
Incremental shares applicable to stock options .......................             272,719             371,470              419,668
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Weighted Average Common Shares and Equivalents .......................          53,406,014          53,317,501           53,073,573
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Primary and fully-diluted earnings per common share:
    Continuing operations ............................................         $       .80                0.67                 0.53
    Discontinued operations ..........................................                --                  --                   0.06
    Extraordinary loss on early debt retirement ......................                --                  (.22)                --
    Cumulative effect of accounting change ...........................                --                  --                   (.13)
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    Net earnings .....................................................         $       .80                0.45                 0.46
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The above earnings per share (EPS) calculations are submitted in accordance with
APB Opinion No. 15. An EPS calculation in accordance with Regulation S-K item
601(b)(11) is not shown above because it produces an anti-dilutive result. The following information is disclosed for purposes of calculating the anti-dilutive
EPS for fiscal years 1994 and 1993:
                                                                                     1995                1994                 1993
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Shares attributable to assumed conversion
    of convertible subordinated debentures ...........................                --             1,840,880            1,885,400
Interest expense (in thousands) applicable
    to convertible subordinated debentures,
    net of income taxes ..............................................         $      --                 2,377                2,743
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